UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
June 17, 2005

Aastrom Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-22025 (Commission File No.)	94-3096597 (I.R.S. Employer Identification No.)

24 Frank Lloyd Wright Drive
P.O. Box 376
Ann Arbor, Michigan 48106
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(734) 930-5555

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURES

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On June 17, 2005, it was announced that Mr. Alan M. Wright, the Company’s Senior Vice President Administrative and Financial Operations, and Chief Financial Officer, will retire effective July 2, 2005. The Board of Directors has appointed Mr. Gerald D. Brennan, Jr., JD to serve as Vice President Administrative and Financial Operations, and Chief Financial Officer effective upon Mr. Wright’s departure. Mr. Wright will continue to serve Aastrom as a consultant to assist with the effective transition and orientation of Mr. Brennan.

     Gerald D. Brennan, Jr., age 54, will come to Aastrom from Great Lakes Chemical Corporation, where he serves as Director New Ventures (2000 to 2005), and previously served as Chief Financial Officer of Great Lakes Fine Chemical Division and Monsanto Pharma Tech, (1997 – 2000). From 1995 to 1997, he was Chief Financial Officer and Chief Operating Officer of Capcom Coin-Op, Inc., and from 1987 to 1995 he served in various management positions at Tupperware including Vice President of Distributor Operations and Administration for Tupperware North America, President of Tupperware Canada and General Counsel of Tupperware Worldwide. Prior to that time, he served as Tax Counsel at Premark and as a Tax Manager at Coopers & Lybrand. Mr. Brennan is a graduate of Marquette University and earned a law degree from the University of Illinois. He is a member of the Illinois Bar, and is a Certified Public Accountant in the State of Illinois.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2005

AASTROM BIOSCIENCES, INC.
By:	/s/ R. Douglas Armstrong, Ph.D.
R. Douglas Armstrong, Ph.D., Chairman and
Chief Executive Officer